UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: August 26, 2010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

445 Park Avenue, New York, New York  10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 26, 2010, China North East Petroleum Holdings Limited (the “Company”) received notice from NYSE Amex LLC ("AMEX") that AMEX has accepted the Company’s request for additional time until August 31, 2010 to regain compliance with AMEX's continued listing standards.

As previously disclosed, on April 15, 2010 and May 25, 2010, the Company received notices from AMEX that the Company was not in compliance with AMEX’s continuing listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “Company Guide”) when it failed to file its annual report on Form 10-K for the fiscal year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010.

On April 29, 2010 the Company submitted a plan to AMEX setting forth the actions the Company had and would take to bring the Company into compliance with AMEX's continued listing standards.  The Company supplemented its plan on June 6, 2010.  On June 15, 2010, AMEX accepted the Company's plan and granted the Company an extension until July 14, 2010 to regain compliance with AMEX's continued listing standards.  On July 13, 2010, the Company submitted to AMEX a request for an additional extension of time until August 31, 2010.

The Company expects to file amendments to its quarterly reports on Form 10-Q/A for the first three quarters in 2008 and 2009, the annual report on Form 10-K/A for the year ended December 31, 2008 and its annual report on Form 10-K for the year ended December 31, 2009 by August 31, 2010.  In addition, the Company will announce preliminary financial results for the quarters ended March 31, 2010 and June 30, 2010 by August 31, 2010.

On August 27, 2010 the Company issued a press release announcing receipt of the written notice from NYSE Amex LLC, a copy of which is attached as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

99.1           Press Release of the Company issued on August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: August 27, 2010	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer